UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2016 (December 1, 2016)

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, 14th Floor, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.

On December 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2016 (the “Merger Agreement”), by and among Envision Healthcare Holdings, Inc. (“Envision”), AmSurg Corp. (“AmSurg”) and Envision Healthcare Corporation (formerly known as New Amethyst Corp., the “Company”), Envision and AmSurg completed the combination of their businesses through a merger of equals. Pursuant to the Merger Agreement, AmSurg merged with and into the Company, with the Company surviving (“Merger 1”). Immediately following Merger 1, Envision merged with and into the Company, with the Company surviving (together with “Merger 1,” the “Mergers”).

Envision and AmSurg issued a joint press release announcing the completion of the Mergers, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 1, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Envision Healthcare Corporation, as successor by merger to Envision Healthcare Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION, as successor by merger to Envision Healthcare Holdings, Inc.

December 1, 2016	By:	/s/ Claire M. Gulmi
Name: Claire M. Gulmi
Title: Executive Vice President and Chief Financial Officer

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